Exhibit 3.2

BY-LAWS

OF

UNION PACIFIC CORPORATION

As Amended, Effective as of May 14, 2009

BY-LAWS

OF

UNION PACIFIC CORPORATION

(AS AMENDED, EFFECTIVE AS OF MAY 14, 2009)

ARTICLE I

SHAREHOLDER MEETINGS

SECTION 1. Annual meetings of the shareholders of Union Pacific Corporation (the “Company”), for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place or places or electronically by such means as may be ordered by the Board of Directors but, unless otherwise ordered, such meetings shall be held in Salt Lake City, Utah. Special meetings of the shareholders of this Company may be held at such place or places or electronically by such means as shall be ordered by the Board of Directors but, unless otherwise ordered, such meetings shall be held in Salt Lake City, Utah.

SECTION 2. Annual meetings of the shareholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as shall be ordered by the Board of Directors but, unless otherwise ordered, shall be held at 11:00 a.m. on the second Thursday of May in each year.

SECTION 3. A special meeting of the shareholders may be called by the Board of Directors and shall be called by the Secretary at the request of one or more record holders of shares of stock of the Company representing in the aggregate that percentage, as specified under the Utah Revised Business Corporation Act (the “Act”), of the votes entitled to be cast on any issue proposed to be considered at such a special meeting. A request by a shareholder for a special meeting shall be delivered to the Secretary and shall be signed and dated by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall be accompanied by (i) a statement of purposes that includes at least the information set out in Sections 10(d) and 11(d) of Article I of these By-Laws as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the shareholder(s) proposing such business or nominations, and (ii) a representation by the shareholder(s) that within five (5) business days after the record date for any such special meeting the shareholder(s) will provide such information as of the record date for such special meeting. A special meeting requested by shareholders shall be held at such place or places or electronically by such means and such date and time as shall be ordered by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date that a request to call the special meeting by one or more shareholders satisfying the requirements of this Article I, Section 3 is received by the Secretary.

Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for shareholder action under the Act, (ii) the Board of Directors has called or calls for an annual meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the purposes specified in a shareholder’s request that otherwise satisfies the requirements of applicable law and these By-Laws, or (iii) if the shareholders fail to provide the information set forth in this Article I, Section 3 within five (5) business days after the record date for any such special meeting.

SECTION 4. (a) Notice of the place, if any, date and time of all meetings of the shareholders, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person, shall be given not less than ten (10) nor more than sixty (60) days before the meeting date to all shareholders entitled to vote at such meeting. The notice of all special meetings shall state the purposes thereof.

(b) Notice may be communicated in person, by any form of electronic transmission in accordance with the Act, by mail or private carrier, or as otherwise provided in the Act and shall be deemed effective as provided in the Act. The failure to give notice of an annual meeting, or any irregularity in the notice, shall not affect the validity of such annual meeting or of any proceedings thereat.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except as otherwise provided in the Act if the date of the adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting.

(d) Any shareholder may waive any notice required by this Article I, Section 4 before or after the date and time stated in the notice as specified in the Act. The waiver must be in writing and signed by the shareholder entitled to the notice. The waiver shall be delivered to the Company for filing with the corporate records, but delivery and filing are not conditions to its effectiveness. A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 5. The Board of Directors may fix in advance a day and hour not more than seventy (70) days preceding any annual or special meeting of shareholders or action of shareholders as the time for the determination of shareholders entitled to notice of and to vote at such meeting or to take such action. Shareholders of record at the time so fixed by the Board of Directors and only such shareholders shall be entitled to notice of and to vote at such meeting or take such action. Each share of stock shall entitle such record holder thereof to one vote, in person or by proxy, unless otherwise provided in the Act. A shareholder, his agent, or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission.

SECTION 6. The Chairman of the Board shall call meetings of the shareholders to order and act as chairman of such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer, if not also serving as the Chairman of the Board, will act as chairman of any such meeting. For all other cases, the Board of Directors may appoint a chairman of the meeting to act in such event; but if the Board of Directors shall not make such appointment, then the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy may call the meeting to order, and a chairman shall be elected.

SECTION 7. The Secretary of the Company shall act as secretary at all meetings of the shareholders; but the Board of Directors may designate another person for that purpose before the meeting, and if no such designation shall have been made, then the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 8. At each meeting of the shareholders the polls shall be opened and closed and the ballots and proxies shall be received and taken charge of by two inspectors. Such inspectors shall be appointed before the meeting by the Board of Directors, and if no such appointment shall have been made, then by the chairman of the meeting; and if for any reason any of the inspectors previously appointed shall fail to attend, or refuse or be unable to serve, then inspectors, in place of any so failing to attend or refusing or unable to serve, shall be appointed by the chairman of the meeting. Such inspectors need not be shareholders.

SECTION 9. Shareholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter, represented in person or by proxy, constitutes a quorum for action on that matter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes.

The Company elects to be governed by Section 16-10a-1023(2) of the Act with respect to the election of directors. Pursuant to that provision, at each meeting of the shareholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast, except in the event of a contested election in which Section 16-10a-1023(3) of the Act is applicable. For purposes of this Article I, Section 9, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If a nominee receives more votes “against” than “for” his or her election at a meeting at which a quorum is present and Section 16-10a-1023(3) of the Act is not applicable, then under Section 16-10a-1023(2)(c) of the Act such individual shall serve as a director for an abbreviated term that terminates on the earlier of: (i) 90 days after the day on which the Company certifies the voting results; or (ii) the day on which a person is selected by the Board of Directors to fill the office held by the director. In the event of a contested election for which Section 16-10a-1023(3) of the Act is applicable, unless otherwise provided in the articles of incorporation or the Act, directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

SECTION 10. (a) No business (other than nominations for the election of directors, which are governed by Section 11 of Article I of these By-Laws) may be transacted at any annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 4 of Article I of these By-Laws, (ii) otherwise properly brought before such meeting of shareholders by or at the direction of the Board of Directors, or (iii) otherwise properly brought before such meeting by any shareholder (A) who is a shareholder of record on the date of the giving of the notice by the shareholder provided for in this Article I, Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting of shareholders and (B) who complies with the notice procedures set forth in this Article I, Section 10.

(b) No business may be transacted at any special meeting of shareholders, other than business that is specified in the notice of meeting (or any supplement thereto) given pursuant to Section 4 of Article I of these By-Laws. Business transacted at any special meeting requested by shareholders shall be limited to the purpose or purposes stated in the shareholders’ request for a special meeting, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the shareholders, and to cause other business to be transacted, at any special meeting requested by shareholders.

(c) In order to assure that shareholders and the Company have a reasonable opportunity to consider business proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, business (other than nominations for the election of directors, which are governed by Section 11 of Article I of these By-Laws) may properly be brought before an annual meeting of shareholders only by a shareholder who shall have given timely notice thereof in proper written form to the Secretary of the Company pursuant to clause (a) of this Article I, Section 10 and such business must be a proper subject for shareholder action under the Act. To be timely, a shareholder’s notice to the Secretary of the Company pursuant to clause (a) of this Article I, Section 10 must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement (as defined below in clause (h)) of the date of the meeting of shareholders was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) To be in proper written form, a shareholder’s notice to the Secretary of the Company pursuant to clause (a) of this Article I, Section 10 must set forth:

(i) as to each matter such shareholder proposes to bring before the annual meeting of shareholders: (A) a brief description of the business desired to be brought before the meeting of shareholders; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the articles of incorporation or By-Laws of the Company, the language of the proposed amendment); (C) the reasons for conducting such business at such meeting of shareholders; and (D) any substantial interest (as used in Item 5 of Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such business of such shareholder and the beneficial owner, if any, on whose behalf the business is being proposed;

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (A) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner; (B) the class or series and number of shares of capital stock of the Company that are owned of record by such shareholder and such beneficial owner as of the date of such notice, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company owned of record by the shareholder and such beneficial owner as of the record date for the meeting; and (C) a representation that such shareholder intends to appear in person or by proxy at the meeting of shareholders to bring such business before the meeting;

(iii) as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner: (A) the class or series and number of shares of capital stock of the Company that are beneficially owned by such shareholder or beneficial owner as of the date of such notice and by each associate (as defined below in clause (h)) of the shareholder or beneficial owner as of the date of the notice, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company beneficially owned by such shareholder or beneficial owner and by each such associate as of the record date for the meeting; (B) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such shareholder or beneficial owner and any other entity, person or persons (including their names), including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner) and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such shareholder or beneficial owner and any other person or entity relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(iv) a representation as to whether the shareholder or the beneficial owner, if any, will engage in a solicitation with respect to such proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the shareholder; and

(v) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed, such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Article I, Section 10.

(e) The requirements of this Article I, Section 10 shall not apply to a shareholder if the shareholder has notified the Company of his or her intention to present a non-binding (precatory) shareholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act. With respect to any other matter proposed to be presented pursuant to and in compliance with Rule 14a-8, (i) the notice required by this Article I, Section 10 shall be considered timely if delivered within the time period specified in Rule 14a-8(e), and (ii) the person proposing to have such matter presented at the meeting shall provide the information required by clause (d)(ii) of this Article I, Section 10, provided that the information required by clause (d)(iii) of this Article I, Section 10 may be satisfied by providing the information required pursuant to Rule 14a-8(b).

(f) No business shall be conducted at the annual meeting of shareholders except business brought before the meeting of shareholders in accordance with the procedures set forth in this Article I, Section 10 (other than nominations for the election of directors, which are governed by Section 11 of Article I of these By-Laws), provided, however, that, once business has been properly brought before the meeting of shareholders in accordance with such procedures, nothing in this Article I, Section 10 shall be deemed to preclude discussion by any shareholder of any such business.

(g) The Chairman of the Board or Secretary may, if the facts warrant, determine that a notice received by the Company relating to an item of business proposed to be introduced at an annual meeting of shareholders does not satisfy the requirements of this Article I, Section 10 (including if the shareholder does not provide the information required under clauses (d)(ii)(B) and (d)(iii) of this Article I, Section 10 to the Company within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such business shall not be introduced at such meeting of shareholders, notwithstanding that proxies in respect of such matters may have been received. If the chairman of a meeting of shareholders determines that business raised at the meeting was not properly brought before a meeting of shareholders in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted even if that proxies in respect of such business may have been received. Notwithstanding the foregoing provisions of this Article I, Section 10, if the shareholder (or a qualified representative of the shareholder) is not present at the annual meeting of shareholders to propose such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the Company. For purposes of this Article I, Section 10, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the making of such proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(h) For purposes of this Article I, Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (d)(iii) of this Article I, Section 10, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act, and shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, along or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

SECTION 11. (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, no person may be nominated for election as a director of the Company at any annual meeting of shareholders other than a person who is nominated (i) by or at the direction of the Board of Directors, or (ii) by any shareholder (A) who is a shareholder of record on the date of the giving of the notice provided for in this Article I, Section 11 and on the record date for the determination of shareholders entitled to vote at such annual meeting of shareholders, and (B) who complies with the notice procedures set forth in this Article I, Section 11.

(b) No person may be nominated for election as a director at a special meeting of shareholders called for such purpose at the request of shareholders pursuant to Section 3 of this Article I other than a person named as a nominee in the shareholder’s request for a special meeting delivered under Section 3 of this Article I, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional nominees to the shareholders at any special meeting requested by shareholders. No person may be nominated for election as a director at a special meeting of shareholders called by the Board of Directors on its own initiative and not upon the request of shareholders pursuant to Section 3 of this Article I other than a person nominated (i) by or at the direction of the Board of Directors, or (ii) by any shareholder (A) who is a shareholder of record on the date of the giving of the notice provided for in this Article I, Section 11 and on the record date for the determination of shareholders entitled to vote at such meeting of shareholders, and (B) who complies with the notice procedures set forth in this Article I, Section 11.

(c) In order to assure that shareholders and the Company have a reasonable opportunity to consider nominations proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, a nomination may be made only by a shareholder who shall have given timely notice thereof in proper written form to the Secretary of the Company pursuant to clause (a) or (b) of this Article I, Section 11. To be timely, a shareholder’s notice to the Secretary of the Company pursuant to clause (a) or (b) of this Article I, Section 11 must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting of shareholders, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of shareholders, provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement (as defined below in clause (f)) of the date of the annual meeting was made, and (ii) in the case of a special meeting of shareholders called by the Board of Directors on its own initiative for the purpose of electing directors, not later than the tenth (10th) day following the day on which public announcement of the date of the special meeting of shareholders was made. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) To be in proper written form, a shareholder’s notice to the Secretary of the Company pursuant to clause (a) of this Article I, Section 11 must set forth:

(i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (A) all information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company that are owned of record by such shareholder and such beneficial owner as of the date of such notice, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company owned of record by the shareholder and such beneficial owner as of the record date for the meeting; and (C) a representation that such shareholder intends to appear in person or by proxy at the meeting of shareholders to propose such nomination;

(iii) as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner: (A) the class or series and number of shares of capital stock of the Company that are beneficially owned by such shareholder or beneficial owner as of the date of such notice and by each associate (as defined below in clause (f)) of the shareholder or beneficial owner as of the date of the notice, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company beneficially owned by such shareholder or beneficial owner and by each such associate as of the record date for the meeting; (B) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination between or among such shareholder or beneficial owner and each proposed nominee and any other entity, person or persons (including their names), including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner) and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such shareholder or beneficial owner and any other entity or person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding, and the shareholder’s agreement to notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(iv) a representation whether the shareholder or the beneficial owner, if any, will engage in a solicitation with respect to such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intents to deliver a proxy statement and/or form of proxy to all holders of the Company’s outstanding capital stock entitled to vote in the election of directors; and

(v) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being proposed, such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Article I, Section 11.

(e) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article I, Section 11. The Chairman of the Board or Secretary may, if the facts warrant, determine that a notice received by the Company relating to a nomination proposed to be made at a meeting of shareholders does not satisfy the requirements of this Section 11 (including if the shareholder does not provide the information required under clauses (d)(ii)(B) and (d)(iii) of this Article I, Section 11 to the Company within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of shareholders, notwithstanding that proxies in respect of such nomination may have been received. If the chairman of the meeting determines that a nomination made at the meeting was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Company. Notwithstanding the foregoing provisions of this Article I, Section 11, if the shareholder (or a qualified representative of the shareholder) is not present at the meeting of shareholders to make a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article I, Section 11, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the making of such nomination at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(f) For purposes of this Article I, Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (d)(iii) of this Article I, Section 11, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act, and shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, along or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

SECTION 12. If and to the extent authorized by the Board of Directors in connection with a particular meeting, shareholders may participate in a meeting of shareholders, and such meetings may be conducted through the use of, any means of telecommunication permitted under the Act.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. (a) Subject to the provisions of the Act and to any limitations in the articles of incorporation or these By-Laws relating to action required to be approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three (3) or more than fourteen (14).

(b) A decrease in the number of directors does not shorten an incumbent director’s term. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the Board of Directors and, if the directors remaining in office consist of fewer than a quorum of the Board of Directors, a majority of the directors then in office, though less than a quorum, may fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any director appointed by the Board of Directors to fill a directorship caused by an increase in the number of directors shall serve until the next annual meeting or a special meeting of the shareholders called for the purpose of electing directors.

(c) A director may resign at any time by giving a notice of resignation, in writing or by an electronic transmission, to the Board of Directors or its designee or as otherwise may be prescribed by the Board of Directors, which in all cases will be subject to applicable laws. A resignation of a director is effective when the notice is received by the Company unless the notice specifies a later effective date or an effective date determined by the happening of an event.

SECTION 2. (a) Regular meetings of the Board of Directors shall be held at such time, on such days and in such months as the Board shall from time to time designate, and shall be publicized among all directors. Unless otherwise ordered, all meetings of the Board of Directors shall be held at the principal executive offices of the Company in Omaha, Nebraska. Notice of regular meetings shall not be required.

(b) Special meetings shall be held whenever called by order of the Chairman of the Board of Directors or at least one-third of the Board of Directors then in office. Notice of special meetings shall be given, at least one day prior thereto, by personal service of written notice upon the directors or by delivering the same at, or transmitting the same by first class mail, facsimile transmission, telephone or other electronic means to, their respective residences or offices. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting. Any director may waive any notice of a meeting before or after the date and time of the meeting stated in the notice. The waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the Company for filing with the corporate records, but delivery and filing are not conditions to its effectiveness. The attendance or participation of any director at a special meeting shall constitute a waiver by the director of call and notice thereof and a consent to the holding of said meeting and the transaction of any corporate business thereat, unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business thereat because of lack of notice or defective notice, and does not thereafter vote for or assent to the action taken at the meeting.

(c) A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum at regular and special meetings of the Board of Directors. If a quorum be not present at any meeting, a majority of the directors present may adjourn the meeting until a later day or hour. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the articles of incorporation, these By-Laws, or the Act require the vote of a greater number of directors.

SECTION 3. Emergency meetings of the Board of Directors may be called by one or more directors or officers of the Company in the case of an emergency resulting from an attack on the United States or during the existence of any natural or man-made catastrophe, and in other circumstances or to address particular matters as designated from time to time by resolutions or policies adopted by the Board of Directors. Any such emergency meeting may be called with more or less than 24 hours notice, which notice may be waived in advance or after the fact, and may be delivered orally (with written confirmation to follow) or in writing delivered by courier, electronically (including email), by facsimile or by any other reasonable means. The quorum for action at any such meeting shall be no fewer than one-third of the number of directors in office immediately before the meeting begins.

SECTION 4. The Chairman of the Board shall preside, when present, at meetings of the Board of Directors. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside. The Chairman of the Board shall perform such other duties and possess such powers as may be prescribed or conferred by these By-Laws or the Board of Directors.

SECTION 5. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

SECTION 6. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to the action in writing. Action taken under this section has the same effect as action taken at a meeting of directors and may be described as such in any document.

SECTION 7. The Board of Directors may create one or more committees, each such committee to consist of two or more directors of the Company. Any such committee, to the extent specified by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors under Section 1 of this Article II, and may authorize the seal of the Company to be affixed to all papers that may require it. The provisions of these By-Laws with respect to notice, waiver of notice, quorum, voting, action by written consent, and alternative participation requirements and methods for the Board of Directors shall apply to committees and their members as well.

SECTION 8. Each director who is not an employee of this Company or any of its subsidiaries may receive compensation for their services as directors as determined from time to time by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefore.

ARTICLE III

OFFICERS AND AGENTS

SECTION 1. There may be elected by the Board of Directors from its members a Chairman of the Board. The Board of Directors may designate one or more Vice Chairmen to have such authority, functions or duties as set forth in these By-Laws and as determined by the Board of Directors or the Chairman of the Board. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as the Board of Directors shall from time to time determine, each to have such authority, functions or duties as set forth in these By-Laws and as determined by the Board of Directors or the Chief Executive Officer. Each officer chosen by the Board of Directors shall hold office for such term as may be prescribed by the Board of Directors, or until such person’s earlier death, disqualification, resignation or removal. Any such offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the articles of incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

SECTION 2. The Chief Executive Officer shall have general supervision of the business and affairs of the Company and shall perform such duties and possess such powers as may be prescribed or conferred by these By-Laws or by the Board of Directors, and shall report to the Board of Directors.

SECTION 3. The President shall perform such duties and possess such powers as may be prescribed or conferred by these By-Laws or by the Board of Directors or the Chief Executive Officer.

SECTION 4. The Chief Financial Officer shall have the direction and management of the financial affairs, investments, capitalization, banking, financing, accounting and tax activities of the Company, and shall perform such other duties and possess such powers as may be prescribed or conferred by these By-Laws or by the Board of Directors or the Chief Executive Officer.

SECTION 5. The Secretary shall (i) attend all meetings of the shareholders and the Board of Directors, and keep a record of all their proceedings and of all proceedings of committees of the Board of Directors; (ii) see that all notices required to be given by the Company are duly given and served; (iii) act as custodian of the seal of the Company and affix the seal of the Company to instruments, the execution of which is authorized by these By-Laws or by action of the Board of Directors, and to attest the same; (iv) have supervision of the issuance, transfer and registration of the capital stock and, as necessary, the transfer and registration of the debt securities of the Company; and (v) perform such other duties and possess such powers as may be prescribed or conferred by these By-Laws or by the Board of Directors or the Chief Executive Officer.

SECTION 6. The Treasurer shall (i) supervise and be responsible for all moneys, stocks, bonds, notes and other securities and investments of the Company, including the sale or disposition thereof; (ii) be authorized and empowered to receive and collect all moneys due to the Company and to receipt therefor; (iii) deposit or invest all moneys received to the credit of the Company in depositories of the Company; (iv) disperse funds to the credit of the Company in any of its depositories; (v) be authorized and empowered to issue debt securities or incur indebtedness at such times and in such amounts, subject to such terms and conditions as determined appropriate, and enter into associated arrangements, in accordance with the authorization prescribed or conferred by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer; and (vi) perform such other duties and possess such powers as may be prescribed or conferred by these By-Laws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

SECTION 7. The Company may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Controller (or other officer who serves as the Chief Accounting Officer of the Company), a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Vice Presidents (one or more of which may be an Executive or Senior Vice President), or other officers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chairman of the Board or the Chief Executive Officer may from time to time determine. In addition to the officers elected by the Board of Directors, the Company may have one or more appointed Vice Presidents (one or more of which may be an Executive or Senior Vice President), Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant General Counsels, or other officers, who shall also be officers of the Company as may be appointed by the Chairman of the Board or the Chief Executive Officer. The Chairman of the Board or the Chief Executive Officer may from time to time assign powers, duties, scope of job responsibilities and reporting arrangements for and authorize delegations of authority to any elected or appointed officer.

ARTICLE IV

SUPERVISION, REMOVAL AND SALARIES OF OFFICERS AND EMPLOYEES

SECTION 1. Any officer elected by the Board of Directors may be removed as such at any time by the affirmative vote of a majority of the directors then in office, with or without cause. Any other officer or employee of the Company may be removed at any time by vote of the Board of Directors, the Chief Executive Officer, or by the officer supervising such officer or employee, with or without cause.

SECTION 2. All officers, agents and employees of the Company, in the exercise of the powers conferred and the performance of the duties imposed upon them, by these By-Laws or otherwise, shall at all times be subject to the direction, supervision and control of the Board of Directors.

SECTION 3. The salaries of the officers of the Company and the manner and time of the payment of such salaries shall be fixed by or in the manner determined by the Board of Directors and may be altered by or in the manner determined by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

SECTION 4. The Board of Directors may from time to time vest general authority in the Chairman of the Board, the Chief Executive Officer, the President, or the head of any department or office of the Company, or any such other officer of the Company as any of the foregoing shall designate, for the sole determination of disposition of any matter that otherwise should be required to be considered by the Board of Directors under the provisions of this Article.

ARTICLE V

CONTRACTS; CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

SECTION 1. Unless the Board of Directors shall otherwise determine, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, and any Vice President may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Company. The Board of Directors or any committee designated thereby with power so to act, the Chairman of the Board or the Chief Executive Officer, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Company to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances. Unless authorized to do so by these By-Laws or pursuant to this Article V, Section 1, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 2. All capital expenditures, leases, guarantees, financings, dispositions of property and other commitments of resources of the Company shall be authorized by resolution of the Board of Directors or any committee designated thereby with power to so act, except that general or specific authority with regard to such matters may be delegated to such officers of the Company as the Board of Directors, its designated committee, the Chairman of the Board, or the Chief Executive Officer may from time to time direct. All checks, drafts, orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, and warehouse receipts of the Company shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Company as shall from time to time be determined by resolution of the Board of Directors or any committee designated thereby with power so to act, the Chairman of the Board or the Chief Executive Officer. Expenditures chargeable to operating expenses may be made by or under the direction of any officer of the Company or head of the department in which they are required, without explicit or further authority from the Board of Directors, subject to direction, restriction or prohibition by the Chief Executive Officer.

SECTION 3. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors or any committee designated thereby with power so to act, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any other officer of the Company may from time to time designate and, for the purpose of such deposit and for the purposes of collection for the account of the Company, all checks, drafts, and other orders for the payment of money that are payable to the order of the Company may be endorsed, assigned and delivered by any officer, agent or employee of the Company, or in such other manner, as may from time to time be designated or determined by resolution of the Board of Directors or any committee designated thereby with power so to act, the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer.

SECTION 4. Unless otherwise provided by resolution adopted by the Board of Directors, all stock and other securities of other corporations owned or held by the Company for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, or any other officer or employee designated by the Chief Executive Officer. Certificates for shares of stock or other securities owned by the Company shall be executed, signed or endorsed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or the Secretary.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Shares of capital stock of the Company may be represented by certificates or may be issued without certificates if authorized by the Board of Directors. The authorization does not affect shares already represented by certificates until they are surrendered to the Company.

SECTION 2. The Board of Directors shall provide for the issue, transfer, and registration of the capital stock of the Company in the City and State of New York, and in any other locality that it may designate, and shall appoint the necessary officers, transfer agents, and registrars of transfers for that purpose. The registrar of transfers shall in every case be a trust company to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and such registration shall be performed in accordance with the rules and regulations of said Exchange. The Company shall be entitled to recognize and enforce any lawful restriction on transfer.

SECTION 3. Until different signatories are designated by the Board of Directors, stock certificates shall be signed by the Chief Executive Officer or the President, and also by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer, the certificate may be acknowledged and/or issued by the Company with the same effect as if the person were an officer at the date of its issue.

SECTION 4. If the Company is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the Company will furnish the shareholder this information on request in writing and without charge. Within a reasonable time after the issuance or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by this Article VI or the Act. The rights and obligations of the holders of shares without certificates and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 5. The Company may issue a new share certificate or shares without certificates in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Company a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or shares without certificates. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with the Act, as it shall in its discretion deem appropriate.

SECTION 6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

SECTION 7. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Company.

ARTICLE VII

INDEMNIFICATION

SECTION 1. The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any proceeding, whether criminal, civil, administrative, legislative or investigative, and whether formal or informal, if such person was, is or is threatened to be made a party to, or is a witness or other participant in, such proceeding because such person is or was a director, officer or employee of the Company, or while a director, officer or employee of the Company serves or served at the request of the Company at any other enterprise as a director, officer, partner, trustee, employee, fiduciary or agent, against all liability (including reasonable expenses) incurred in such proceeding. For purposes of this Article VII: (i) the term “other enterprise” includes any corporation or other entity or employee benefit plan; and (ii) employees of a subsidiary of the Company are not by such employment deemed to be serving “at the request of the Company at any other enterprise.”

The Company shall indemnify a director, officer or employee who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in any proceeding, to which such person was, is or is threatened to be made a party because he or she is or was a director, officer or employee of the Company, against reasonable expenses incurred by such person in connection with the proceeding or claim with respect to which he or she has been successful.

SECTION 2. Notwithstanding anything in this Article VII, except for proceedings to enforce rights under this Article VII, the Company shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless the initiation of such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

SECTION 3. The Company shall to the full extent permitted by law pay for or reimburse the reasonable expenses incurred by a director, officer or employee of the Company in connection with defending any proceeding referred to in Section 1 of this Article VII in advance of its final disposition; provided, however, that payment or reimbursement of expenses incurred by a director, officer or employee of the Company in advance of the final disposition of such proceeding shall be made only if: (i) the director, officer or employee furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in the Act; (ii) the director, officer or employee furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay any amounts advanced if it is ultimately determined, after a final adjudication (including all appeals), that the director, officer or employee did not meet the applicable standard of conduct described in the Act; and (iii) a determination is made, in accordance with the procedures set forth in Section 4 of this Article VII, that the facts then known to those making the determination would not preclude indemnification under the Act.

SECTION 4. Any indemnification under Section 1 of this Article VII (unless ordered by a court or required by Section 1 above) shall be made by the Company only if: (i) a determination has been made in the specific case that indemnification of the director, officer or employee is permissible in the circumstances because such person has met the applicable standard of conduct described in the Act; and (ii) such indemnification has been authorized; both in accordance with the procedures set forth in this Article VII, Section 4. To receive indemnification under this Article VII, a director, officer or employee shall submit to the Company a written request, which shall include documentation or information that is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person. Upon receipt by the Company of a written request for indemnification, determinations regarding whether such person is entitled to indemnification because such person has met the applicable standard of conduct described in the Act and whether to authorize such indemnification shall be made. The determination of entitlement to indemnification and the authorization of indemnification shall be made by the persons authorized by the Act in the case of a director (including an officer or employee who is also a director). In the case of an officer who is not a director, and in the case of an employee, such determination and such authorization shall be made by the Chief Executive Officer or any other officer of the Company authorized to make such determination and authorization. The determination of entitlement to indemnification and the authorization of indemnification shall be made, and such indemnification shall be paid in full, within ninety (90) days after a written request for indemnification has been received by the Company.

Any advancement of expenses under Section 3 of this Article VII shall be made by the Company only if: (i) advancement has been authorized in the specific case after receipt by the Company of the written affirmation and the written undertaking required by Section 3 of this Article VII; and (ii) a determination has been made in accordance with the procedures in this Article VII, Section 4 that the facts then known to those making the determination would not preclude indemnification under the Act. To receive an advancement of expenses under this Article VII, a director, officer or employee shall submit to the Company a written request, which shall reasonably evidence the expenses incurred by such person and shall include the written affirmation and the written undertaking required by Section 3 of this Article VII. Upon receipt by the Company of a written request for advancement, determinations regarding whether advancement of expenses is permissible because the facts then known to those making the determination would not preclude indemnification and whether to authorize the advancement of expenses shall be made. The determination of entitlement to advancement of expenses and the authorization of advancement shall be made by the persons authorized by the Act in the case of a director (including an officer or employee who is also a director). In the case of an officer who is not a director, and in the case of an employee, such determination and such authorization shall be made by the Chief Executive Officer or any other officer of the Company authorized to make such determination and authorization. The determination of entitlement to advancement of expenses and the authorization of advancement shall be made, and such expenses shall be paid in full, within thirty (30) days after a written request for advancement has been received by the Company.

The burden of establishing that a director, officer or employee is not entitled to indemnification or advancement of expenses under this Article VII or otherwise shall be on the Company.

SECTION 5. If a request for indemnification or advancement of expenses is not paid in full by the Company or on its behalf within the time frames specified in Section 4 of this Article VII, a director, officer or employee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Utah to recover the unpaid amount of the request. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the director, officer or employee shall be entitled to be paid also the expense of prosecuting or defending such suit.

In any suit brought by a director, officer or employee to enforce a right to indemnification under this Article VII (but not in a suit to enforce a right to an advancement of expenses), it shall be a defense that such person has not met the applicable standard of conduct described in the Act, and in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses if it is ultimately determined, after a final adjudication (including all appeals), that such person has not met the applicable standard of conduct described in the Act. Neither the failure of the Company (including its directors who are not party to such suit, a committee of such directors, special legal counsel, or the Company’s shareholders) to have made a determination prior to the commencement of any such suit that indemnification is permissible in the circumstances because the director, officer or employee has met the applicable standard of conduct described in the Act, nor an actual determination by the Company (including its directors who are not party to such suit, a committee of such directors, special legal counsel, or the Company’s shareholders) prior to the commencement of such suit that such person has not met the applicable standard of conduct described in the Act, shall create a presumption that the such person has not met the applicable standard of conduct or, in the case of such a suit brought by the director, officer or employee, be a defense to such suit. In any suit brought by a director, officer or employee to enforce a right to advancement of expenses under this Article VII (but not in a suit to enforce a right to indemnification), neither the failure of the Company (including its directors who are not party to such suit, a committee of such directors, special legal counsel, or the Company’s shareholders) to have made a determination prior to the commencement of such suit that advancement is permissible in the specific case because the facts then known to those making the determination would preclude indemnification, nor an actual determination that advancement of expenses is not permissible because the facts then known to those making the determination would preclude indemnification, shall create a presumption that the director, officer or employee is not entitled to the advancement of expenses or, in the case of such a suit brought by the director, officer or employee, be a defense to such suit.

In any suit brought by a director, officer or employee to enforce a right to indemnification or to advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director, officer or employee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Company.

SECTION 6. The rights provided by this Article VII shall apply whether or not the proceeding to which the indemnification or advancement relates arose in whole or in part prior to the date of adoption or amendment of this Article VII. The rights provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement may be entitled under any law, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 7. The rights provided by this Article VII shall be contract rights that shall vest at the time a person becomes a director, officer or employee and that shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the estate and personal representatives of such a person. Any amendment or repeal of the provisions of this Article VII shall not limit the right of any person with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

SECTION 8. The Company shall have the power to grant to any fiduciary or agent of the Company rights to indemnification and advancement of expenses to the full extent permitted by law.

SECTION 9. The Company shall have the power to enter into agreements with any director, officer, employee, fiduciary or agent in furtherance of the provisions of this Article VII to provide for the payment of such amounts as may be appropriate to effect indemnification and advancement of expenses as provided in this Article VII.

SECTION 10. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company, or who, while serving as a director, officer, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of another enterprise or employee benefit plan, against liability asserted against or incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Act.

SECTION 11. Notwithstanding anything in this Article VII, the Company shall not be liable to indemnify any person under this Article VII for any amounts paid in settlement of any proceeding, or any claim therein, effected without the Company’s prior written approval, which approval shall not be unreasonably withheld.

SECTION 12. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever (including without limitation, with respect to a person claiming indemnification hereunder, as a result of any amendment to this Article VII that purports to limit or divest such indemnified person of rights to indemnification (including the advancement of expenses) that had accrued as to such person prior to such amendment): (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including without limitation, all portions of any sections of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) with respect to such indemnified person shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

FINAL

SECTION 1. The common corporate seal is, and, until otherwise ordered by the Board of Directors, shall be, an impression upon paper or wax, circular in form, with the words “Union Pacific Corporation” on the outer edge thereof, and the words and figures “Corporate Seal”, “1969”, “Utah” in the center thereof.

SECTION 2. Except as otherwise provided by the Act, these By-Laws may be altered, amended or repealed at a meeting of the shareholders by a majority vote of those present in person or by proxy, or by the Board of Directors at a meeting thereof by a majority vote of the directors then in office, or by written consent of the Board of Directors.

SECTION 3. All powers, duties and responsibilities provided for in these By-Laws, whether or not explicitly so qualified, are qualified by the articles of incorporation and the Act.

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